UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
 __________________________________________________
FORM 8-K
 __________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2016
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 BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-34658	80-0558025
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VIRGINIA		24504
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (980) 365-4300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

-	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
-	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
-	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
-	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016, our Board of Directors (the “Board”) appointed James M. Jaska, Kenneth J. Krieg and Barbara A. Niland to our Board as non-employee directors, effective as of the same date. In connection with these appointments, the Board increased the size of the Board from eight to eleven members but has not yet determined the committees of the Board on which Ms. Niland and Messrs. Jaska and Krieg will serve.

In accordance with our non-employee director compensation program, Ms. Niland and Messrs. Jaska and Krieg will each receive a pro-rated annual retainer of $67,500, payable quarterly in advance. In addition, Ms. Niland and Messrs. Jaska and Krieg will each receive a grant of common stock with a value of $90,000 (representing the pro-rated 2016 stock grant awarded to non-employee directors under our director compensation program).

None of Ms. Niland or Messrs. Krieg and Jaska has any interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between them and any other person pursuant to which they were appointed as directors.

A copy of our press release announcing the appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release dated September 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Jason S. Kerr
Jason S. Kerr
Vice President and Chief Accounting Officer

Date: September 12, 2016

Index to Exhibits

Exhibit No.
99.1	Press Release dated September 12, 2016